Subsidiaries of the Company
EX-21.1

  EXHIBIT 21

  EXHIBIT 21.01

LIST OF SUBSIDIARIES

     Name

Percent Owned

-------------------------------------------

Worldwide Excellence, Inc.

           100%

Adsouth Marketing, LLC

    100%

Yolo Equities Corp.                100%

Medical Financial Corp.            100%

Nexus Garden City, LLC             100%

FRM Court Street, LLC              100%

Nexus Borough Park, LLC            100%